TECOGEN INC.

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
2022 STOCK INCENTIVE PLAN
(Employee Form)

Name of Participant:	_____________________________________ (“Participant”)
Number of Shares Covered by Option Grant:	_____________________________________
Option Exercise Price Per Share:	$___
Grant Date:	______________, 20__ (“Grant Date”)

THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT ("Award Agreement") is dated as of this ____ day of _______________, ______, by and between Tecogen Inc., a Delaware corporation (“Company”), and Participant set forth above. Unless otherwise defined herein, defined terms used in this Award Agreement shall have the meanings set forth in the Company’s 2022 Stock Incentive Plan (“Plan”).

1. Grant of Award. Company hereby grants to Participant on the Grant Date indicated above a non-qualified stock option (“Option;” collectively, “Options”) to purchase up to the number of shares of Company’s common stock, $.001 par value per share (“Common Stock”), set forth above (“Option Shares”) pursuant to the Plan.

The specific terms and conditions of the Option granted pursuant to this Award Agreement are set forth in the Plan, a copy of which is attached to this Award Agreement, the receipt of all of which Participant hereby acknowledges. This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

2. Option Price Per Share. The Option exercise price per Share is as set forth above.

3. Vesting. Participant shall vest in and have the right to exercise the Option with respect to the Option Shares in accordance with the vesting schedule attached hereto as Exhibit A and incorporated herein by reference thereto. The Option (to the extent not earlier exercised) will expire in its entirety at 11:59 p.m. on the tenth annual anniversary of the Grant Date unless sooner terminated pursuant to the provisions of the Plan or this Award Agreement (“Expiration Date”).

4. Termination of Option.

(a) In the event Participant ceases to be an Employee of the Company or any Subsidiary for any reason other than Disability (as determined by the Board of Directors) or death, this Option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination, shall expire unless exercised within a period of three (3) months from the date on which Participant ceased to be an Employee, but in no event after the Expiration Date. Except as may be otherwise provided elsewhere herein, any portion of the Option that is not vested at the time Participant ceases to be an Employee (or in the case of a consultant, ceases to provide services to the Company) shall immediately terminate. In the event of the death of Participant during this three (3) month period, this Option shall be exercisable by his or her personal representatives, heirs or legatees to the same extent that Participant could have exercised this Option if he or she had not died, for the three (3) months from the date of death, but in no event after the Expiration Date.

(b) In the event of the Disability of Participant while an Employee of the Company or any Subsidiary, that portion of the Option which had become exercisable on the date of such Disability shall be exercisable for twelve (12) months after the date of Disability, but in no event after the Expiration Date. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether Participant has incurred a Disability shall be final and binding on all parties concerned.

(c) In the event of the death of Participant while an Employee of the Company or any Subsidiary, or during the twelve (12) month period after the date of Disability of Participant, that portion of the Option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heir or legatees at any time prior to the expiration of twelve (12) months from the date of the death of Participant, but in no event after the Expiration Date.

5. Exercise of Option. Upon the grant of an Option and subject to vesting and other terms and conditions hereof, Participant may exercise the Options on one or more occasions by delivering to the Treasurer of Company (i) a written notice (as attached hereto as Exhibit B) that sets forth the number of Option Shares that Participant desires to purchase, and (ii) an amount equal to the full payment of the exercise price for those shares in cash (including check, bank draft, money order or authorization to disburse funds from Participant’s Payroll Account). The exercise of the Option in whole or in part is conditioned upon the acceptance by Participant of the terms of this Award Agreement.

6. Restrictions Upon Resale. The Option may not be exercised if the issuance of Option Shares upon such exercise would constitute a violation of applicable Federal or state securities laws or other law or valid regulation. If the Option Shares to be issued upon exercise of the Option are not registered under the Securities Act of 1933, as amended ("Securities Act"), Participant, as a condition to his or her exercise of the Option, shall represent to Company, among other things, that the Option Shares or other securities which he or she acquires upon exercise of the Option are being acquired by him for his or her own account as an investment and not with a present view to distribution or resale (unless counsel for Company is then of the opinion that such representation is not required under the Securities Act or applicable law, regulation or rule of any governmental agency) and the certificates representing such Option Shares shall bear a restricted legend. Company reserves the right to place stop transfer restrictions against such Option Shares. Participant agrees as a condition precedent to exercise of any portion of the Option, that he or she shall furnish whatever documentation may be reasonably requested by Company to ensure compliance with applicable law and the terms and conditions of this Award Agreement and the Plan. Participant understands and acknowledges that Company shall have no obligation to register the Option Shares issuable hereunder under the Securities Act and applicable state securities laws.

7. Lock-up. Participant agrees that, in connection with any underwritten public offering by Company of equity securities pursuant to a registration statement filed under the Securities Act, not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose of any shares of Common Stock or other securities purchased hereunder without the prior written consent of Company or its underwriters, for such period of time from the effective date of such registration statement as may be requested by Company or its underwriters.

8. No Rights as Stockholders Until Option Exercised. Neither Participant, nor his or her heirs, legal representative or guardians shall be, or shall have any of the rights and privileges of, a stockholder of Company with respect to any Option Shares, in whole or in part, before the date that Participant exercises the Option and the certificates for the shares are mailed to Participant.

9. Transferability of Option. Pursuant to Section 12.10 of the Plan, the Option shall not be assignable or transferable by Participant except by will or by the laws of descent and distribution. During the life of Participant, the Option shall be exercisable only by Participant or by Participant’s guardian or legal representative.

10. Employment or Service Not Affected. Nothing in the Plan or this Award Agreement shall confer upon Participant the right to continue as an Employee or consultant of Company or affect any right which Company may have to terminate Participant’s employment or service. Notwithstanding any provision to the contrary in this Award Agreement, upon the termination of Participant’s position with Company, Section 6.1 of the Plan and the terms of this Award Agreement shall govern Participant’s rights in the Option Shares.

11. Notice. Any notice that must be given to Company pursuant to this Award Agreement shall be addressed to Company's Board of Directors, at Company's principal place of business. Any notice to Participant shall be addressed to Participant at the current address shown on the records of Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

12. Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Board or Committee shall interpret and construe the Plan and this document, and its interpretations and determinations shall be conclusive and binding on Participant and Company and any other person claiming an interest in the Option, with respect to any issue concerning the Option. Participant hereby acknowledges receipt of the enclosed copy of the Plan and agrees to be bound by all the terms and conditions thereof as the same may from time to time be amended, and by all determinations of the Committee thereunder.

13. Changes in Capital Structure. In the event of changes in capital stock structure of Company, appropriate adjustments in the number of shares for which the Option shall be exercisable, or the exercise price, or both, shall be made, and appropriate adjustments in the required values of Company Stock shall be made, as provided in Section 4.4 of the Plan. The grant of this Option pursuant to the Plan shall not affect in any way the right or power of Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

14. Governing Law. To the extent Federal laws do not control, this Agreement shall be governed by, and construed and administered in accordance with, the laws of the State of Delaware, without regard to the conflict of law provisions of such state. The venue for any litigation related to the Plan or this Award Agreement will be in Middlesex County, Massachusetts.

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IN WITNESS WHEREOF, this Award Agreement has been executed in duplicate on behalf of Company by its duly authorized officer, and by Participant in acceptance of the above-mentioned Option, subject to the terms and conditions of the Plan and of this Award Agreement.

TECOGEN INC.

Date: ___________ By:
Name: ________________________
Title: _________________________

PARTICIPANT:

Date: ___________ Signed: _____________________________
Print Name: ___________________
Residential Address: ____________
______________________________

EXHIBIT A

VESTING SCHEDULE

The Option shall vest and become exercisable in accordance with the following schedule:

Number of Years From Grant Date	Percentage Exercisable
	Per Time Period	Cumulative

1	25%	25%

2	25%	50%

3	25%	75%

4	25%	100%

EXHIBIT B

TECOGEN INC.

SUBSCRIPTION FORM
TO BE EXECUTED BY PARTICIPANT
TO EXERCISE THIS OPTION

The undersigned hereby exercises the right to purchase ________ Option Shares covered by this Option according to the conditions thereof and herewith makes payment of $__________, the aggregate Option Exercise Price of such Option Shares, in full.

Date: ______________________, _________ ______________________________
Signature

Name: ________________________